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[DIEBOLD LOGO]                DIEBOLD, INCORPORATED                 EXHIBIT 99.1
                              5995 Mayfair Road
                              P.O. Box 3077
                              North Canton, OH  44720

Media contact:                            Investor contact:
Diebold Election Systems                  John Kristoff
David Bear                                +1 330 490 5900
+1 317 997 9300                           kristoj@diebold.com
dbear@pstrategies.com

Diebold, Incorporated
Mike Jacobsen
+1 330 490 3796
jacobsm1@diebold.com

FOR IMMEDIATE RELEASE:
April 30, 2004

DIEBOLD ELECTION SYSTEMS MOVING FORWARD AFTER CALIFORNIA SECRETARY OF STATE
ACTION

      McKINNEY, Texas -- Diebold Election Systems (DES) reaffirms its commitment to support its customer counties in the state of California in their efforts to conduct a safe, secure and accurate election, in response to the Secretary of State's action to revoke the conditional certification on the AccuVote-TSX. That action allows all DES AccuVote-TS units, and other manufacturers' touchscreen voting machines, upon recertification, to be used in California by voters in the November election.

      "We are committed to supporting our 19 California customer counties, including the four affected TSX counties, in their efforts to run an efficient election in November," said Mark G. Radke, director of marketing for Diebold Election Systems, Inc. "We have confidence in our technology and its benefits, and we look forward to helping administer successful elections in California and elsewhere in the country in November."

      Also, as outlined in the company's response to the recommendation of the Voting Systems and Procedures Panel (VSPP), submitted April 26, Diebold Election Systems has been open and forthcoming in its dealings with the Office of the Secretary of State, as well as with local California elections officials, and disputes the Secretary of State's accusations. "We plan to continue working in California in a significant capacity in the future," Radke said. Diebold Election Systems' full response to the VSPP can be found at http://www.diebold.com/dieboldes/vsppresponse.pdf.

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PAGE TWO / DIEBOLD ELECTION SYSTEMS MOVING FORWARD AFTER CALIFORNIA SECRETARY OF
STATE ACTION

      The action by the Secretary of State, as it relates to the TSX, is limited only to firmware and hardware deployed during the March 2004 primary elections in Kern, San Diego, San Joaquin and Solano counties. Also, this action has no effect on the certification status of DES hardware, software and firmware in other states or jurisdictions throughout the country.

      DES anticipates that its TSX system, which was submitted to the independent testing authorities nine months ago and successfully completed federal testing on April 21, 2004, will be the first touchscreen voting system to be qualified under the new 2002 federal standards. The new TSX system has, among other improvements, incorporated enhanced security measures. Once federally qualified, DES plans to work with the state to provide this enhanced system to the voters of California.

FORWARD-LOOKING STATEMENT

      In the company's written or oral statements, the use of the words "believes," "anticipates," "expects" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company, including statements concerning future operating performance, the company's share of new and existing markets, and the company's short- and long-term revenue and earnings growth rates. Although the company believes that its outlook is based upon reasonable assumptions regarding the economy, its knowledge of its business, and on key performance indicators, which impact the company, there can be no assurance that the company's goals will be realized. The company is not obligated to report changes to its outlook. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company's uncertainties could cause actual results to differ materially from those anticipated in forward-looking statements. These include, but are not limited to:

      - competitive pressures, including pricing pressures and technological developments;

      - changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

      - changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

      - acceptance of the company's product and technology introductions in the marketplace;

      -     unanticipated litigation, claims or assessments;

      - ability to reduce costs and expenses and improve internal operating efficiencies;

      - variations in consumer demand for financial self-service technologies, products and services;

      - challenges raised about reliability and security of the company's election systems products, including the risk that such products will not be certified for use or will be decertified;

      - changes in laws regarding the company's election systems products and services; and

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PAGE THREE / DIEBOLD ELECTION SYSTEMS MOVING FORWARD AFTER CALIFORNIA SECRETARY
OF STATE ACTION

      - potential security violations to the company's information technology systems.

      Diebold Election Systems, Inc. is a wholly owned operating subsidiary of Diebold, Incorporated, a global leader in providing integrated self-service delivery systems and services. Headquartered in McKinney, Texas, Diebold Election Systems provides high-quality voting technology to jurisdictions of all sizes, along with comprehensive service and support capability, and is committed to elections accuracy, security and integrity. For more information on Diebold Election Systems, visit the company's Web site at www.dieboldes.com, or call 1-800-433-VOTE.

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PR/3073